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                                  EXHIBIT 4(d)

                      GROUP ANNUITY CERTIFICATE APPLICATION







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APPLICATION FOR A GROUP MODIFIED GUARANTEED ANNUITY CERTIFICATE
Mail to:  Keyport Life Insurance Company, 125 High Street, Boston MA 02110-2712

ANNUITANT      1
First          Middle    Last      Phone()

Street Address           City      State       Zip

Social Sec. No:     [][][]-[][]-[][][][]  Sex: [] M [] F    Birthdate:

Month     /    Day  /    Year

PRIMARY CERTIFICATE OWNER     2
(Only if different from annuitant)

First     Middle         Last

Street Address           City      State       Zip


Relationship to Annuitant          Phone()

[] Social Sec. No.  [] Taxpayer I.D. No. [][][]-[][]-[][][][]     Birthdate:
     Month     /    Day  /    Year
[] Tax-exempt organization

BENEFICIARY(IES)              3
(Person(s) you want to "own" the annuity if the primary owner and any joint owner are both dead)
Name                Birthdate      Relationship to Annuitant

Street Address           City      State   Zip

Name                Birthdate      Relationship to Annuitant

Street Address           City      State   Zip

JOINT CERTIFICATE OWNER       4
(Optional)(Signature is required on reverse)
First          Middle    Last      Birthdate

Street Address           City      State   Zip

Social Sec. No:     [][][]-[][]-[][][][]     Phone No: ()

CONTINGENT BENEFICIARY (Optional)  5

Name           Birthdate      Relationship to Annuitant

Street Address      City      State   Zip

TOTAL PREMIUM AMOUNT          6
($5,000 minimum per certificate. Make check payable to Keyport Life Insurance Company.)
$         []  Check is attached.        []  Funds will be sent later.

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ALLOCATION          7
     Interest Account Options      Indexed Account Options
        Premium/Option                     Premium/Option
$      /         $      /               $      /        $     /
$      /         $      /               $      /        $     /
$      /         $      /               $      /        $     /
$      /         $      /               $      /        $     /

Total Premiums for all certificates $            .  Each premium allocation will
                                     ------------
purchase a separate certificate. No single certificate allocation can be less than $5,000. ALL FUNDS FROM A SEC. 1035 EXCHANGE MUST BE ALLOCATED TO ONE CERTIFICATE OPTION ONLY.


FLORIDA NOTICE TO APPLICANTS: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

KENTUCKY, OHIO, PENNSYLVANIA NOTICE TO APPLICANTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

NEW JERSEY NOTICE TO APPLICANTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

AP/MGA-CER-1996      Keyport Group Contract No.        Keyport Certificate No.
-OVER-

TYPE OF PLAN        8
[]  Non-qualified   []   Qualified

Complete For All qualified Plans:
This money should be set up as a:
Type:
[]   IRA  []                   []
               ----------          ----------
[]   Custodial IRA  []                  []
                         ----------          ----------
[]
     ----------

Complete If Applicable:

This money comes from a:
[]   Trustee Transfer or  []   Direct Rollover or  []  Rollover from a:
[]   IRA  []   SEP IRA   []   Keogh          []   401(a)      []   TSA

Complete For IRAs Only:
This money represents:  Regular contributions of $
for Tax Year 19     and $          for Tax Year 19     ;
Transfer $          Direct Rollover $        Rollover $

REPLACEMENT         9
Will the certificate applied for replace any existing annuity or insurance policy?
[] Yes    [] No       If yes, list insurance company, policy #, and attach
transfer or exchange forms.

SPECIAL REQUESTS         10

CORRECTIONS         11
COMPANY CORRECTIONS OR AMENDMENTS, IF ANY
(EXCEPT IN KENTUCKY AND WEST VIRGINIA)

AGREEMENT      12
It is agreed that: (a) all statements and answers given above are true and complete to the best of my knowledge; (b) this application shall become part of the annuity

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certificate issued by the Company; and (c) except in Kentucky and West Virginia, my acceptance of the certificate applied for will constitute approval by me of any corrections or additions made in item #11 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. I understand that surrender values and other amounts payable may be subject to a market value adjustment prior to the date specified in the certificate. Receipt of a current annuity prospectus is hereby acknowledged.

SIGNED AT           13
City      State (REQUIRED)    Date
Signature of Annuitant (REQUIRED)
Signature of Certificate Owner (if other than Annuitant) (Any representative capacity, such as trustee, must include the full legal designation.) Signature of Joint Certificate Owner (if any)

AGENT'S REPORT 14
Do you have any reason to believe that the certificate applied for may replace an existing annuity or insurance policy?
[]  Yes   []  No    If yes, list carrier, policy #, whether Sec. 1035 exchange, and attach State Replacement Form if applicable.
Agent's Legal Name (Printed)
Business Address         Street    City      State   Zip
Agent's Bus. Phone ()
Agent;s Social Sec. No. (&Agent's Lic.# in FL) [][][]-[][]-[][][][]
Agency Name
Signature of Agent

(AGENCY/AGENT NO.)[][][][][]-[][][][][]

508.2/96